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                                                                    Exhibit 99.2


                          NOTICE OF GUARANTEED DELIVERY
                                       for
                     Tender of 10 1/2% Senior Notes due 2004
                                 in Exchange for
                          10 1/2% Senior Notes due 2004

                      HIGH VOLTAGE ENGINEERING CORPORATION

        This form or one substantially equivalent hereto must be used by a holder to accept the Exchange Offer of High Voltage Engineering Corporation, a Delaware corporation (the "Company"), who wishes to tender 10 1/2% Senior Notes due 2004 (the "Existing Notes") to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery Procedures" of the Company's Prospectus, dated ________, 1997 (the "Prospectus") and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Existing Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined here have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., BOSTON TIME, ON _________, 1997, UNLESS EXTENDED (THE "EXPIRATION DATE"). EXISTING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                  The Exchange Agent for the Exchange Offer is:
                       State Street Bank and Trust Company
                               255 Franklin Street
                                Boston, MA 02110
                         Attention: John F. Snugden, Jr.

                                  By Facsimile:
                                 (617) 664-5742

                              Confirm by Telephone:
                                 (617) 664-5311


     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED BOX ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

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                              Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

         The undersigned hereby tenders the Existing Notes listed below:


Certificate Number(s) (if known) of Existing Notes       Aggregate Principal        Aggregate Principal
Account Number at the Book-Entry Facility                Amount Represented         Amount Tendered



                            PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or                        Date: __________________________________

Authorized Signatory: ____________________________

__________________________________________________           Address:________________________________

__________________________________________________           ________________________________________

Name(s) of Registered Holder(s): _________________           Area Code and Telephone No._____________



       This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Existing Notes or on a security position listing as the owner of Existing Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other period acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Capacity:

________________________________________________________________________________

Address(es):

________________________________________________________________________________

________________________________________________________________________________


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                                    GUARANTEE
                    (Not to be used for signature guarantee)

       The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Existing Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" and in the Letter of Transmittal and any other required documents, all by 5:00 p.m., Boston time, within five Nasdaq trading days following the Expiration Date.


NAME OF FIRM: _______________________________        _______________________________________
                                                     AUTHORIZED SIGNATURE

ADDRESS: ____________________________________        NAME: _________________________________


_____________________________________________        TITLE: ________________________________
             (INCLUDE ZIP CODE)


AREA CODE AND TELEPHONE NUMBER:

_____________________________________________        DATE: ___________________________, 1995


  DO NOT SEND EXISTING NOTES WITH THIS FORM. ACTUAL SURRENDER OF EXISTING NOTES
    MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND
      DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.


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



                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

       1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or had delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

       2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Existing Notes referred to herein, the signature must correspond with the name(s) written on t he face of the Existing Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Existing Notes, the signature must correspond with the name shown on the security position listing as the owner of the Existing Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Existing Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Existing Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

       3. REQUESTS FOR ASSISTANT OR ADDITIONAL COPIES. Questions and requests for assistance and request for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.


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